EXHIBIT 99.1

Press Release	Source: WebSideStory, Inc.
WebSideStory Chief Financial Officer Recruited To Join Cost Plus, Inc.
Monday December 19

Tom Willardson to Leave WebSideStory in Mid-January 2006 to Take Executive Vice President and Chief Financial Officer Position at Larger Company
SAN DIEGO, CA (Dec. 19, 2005) — WebSideStory, Inc. (Nasdaq: WSSI), a leading provider of on-demand digital marketing applications, today announced that Chief Financial Officer Tom Willardson will leave the company on Jan. 13, 2006, to become Executive Vice President and Chief Financial Officer at Cost Plus, Inc. (Nasdaq:CPWM), where he currently serves on the board and is chairman of the audit committee. WebSideStory will initiate a search for a new chief financial officer immediately. WebSideStory CEO and Chairman Jeff Lunsford will assume Mr. Willardson’s duties after his departure and until a replacement is found.
“We are very sorry to see Tom go,” Lunsford said. “The opportunity to advance his career by moving to a more expansive role at a company twenty times our size was too attractive to pass up. We will work quickly to fill Tom’s vacancy with a financial executive with equivalent expertise and leadership skills.”
“I am leaving one great company for another great company that I have known for a long time,” Willardson said. “I have the utmost respect for Jeff and the WebSideStory team. I will enjoy watching them continue to pioneer new ground in the digital marketing industry.”
About WebSideStory, Inc.
Founded in 1996, WebSideStory (Nasdaq: WSSI) is a leading provider of on-demand digital marketing applications that improve online marketing and sales. Its Active Marketing Suite™ consists of web analytics, site search, web content management and keyword bid management (scheduled for release in early 2006). WebSideStory is headquartered in San Diego, California, and has European headquarters in Amsterdam, The Netherlands. For more information, contact WebSideStory. Voice: 858.546.0040. Fax: 858.546.0480. Address: 10182 Telesis Court, 6th Floor, San Diego, CA 92121. Web site: www.WebSideStory.com. HBX and Active Marketing Suite are trademarks and WebSideStory is a registered trademark of WebSideStory. Other trademarks belong to their respective owners.

Forward-Looking Statements
Statements in this press release that are not a description of historical facts are forward-looking statements. You should not regard any forward- looking statement as a representation by WebSideStory that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in WebSideStory’s business including, without limitation: WebSideStory’s reliance on its web analytics services for the majority of its revenue; blocking or erasing of cookies or limitations on our ability to use cookies; WebSideStory’s limited experience with digital marketing applications beyond web analytics; the risks associated with integrating the operations and products of Avivo Corporation with those of WebSideStory; privacy concerns and laws or other domestic or foreign regulations that may subject WebSideStory to litigation or limit our ability to collect and use Internet user information; the highly competitive markets in which we operate that could make it difficult for WebSideStory to acquire and retain customers; the risk that WebSideStory’s customers fail to renew their agreements; WebSideStory’s recent achievement of profitability and the risk that it may not maintain its profitability; the risk that WebSideStory’s services may become obsolete in a market with rapidly changing technology and industry standards; and other risks described in WebSideStory’s Securities and Exchange Commission filings, including WebSideStory’s annual report on Form 10-K for the year ended December 31, 2004, as amended, and quarterly report on Form 10-Q for the quarter ended September 30, 2005. Do not place undue reliance on these forward-looking statements which speak only as of the date of this news release. All forward-looking statements are qualified in their entirety by this cautionary statement, and WebSideStory undertakes no obligation to revise or update this news release to reflect events or circumstances after the date of this news release.

Source:	WebSideStory, Inc.
Contact:	Jeff Lunsford (858) 546-0040 (x388) Tom Willardson (858) 546-0040 (x387)